                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                               UNION CAMP CORPORATION
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                                     [LOGO]

                                 March 20, 1995

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Union Camp Corporation which will be held at 11:00 A.M. on Tuesday, April 25, 1995 at Union Camp Corporation Headquarters, 1600 Valley Road, Wayne, New Jersey.

     In addition to the matters set forth in the attached Proxy Statement, we will report on the activities of Union Camp during 1994 and give you an opportunity to ask questions.

     Your vote is important and your shares should be represented at the meeting whether or not you are personally able to attend. Accordingly, you are requested to sign, date and return the enclosed proxy promptly.

     On behalf of the Board of Directors and employees, thank you for your continued support of Union Camp Corporation.

                                          Sincerely,
                                          W. CRAIG MCCLELLAND
                                          W. CRAIG MCCLELLAND
                                          Chairman of the Board
                                          and Chief Executive Officer

                                     [LOGO]

                      1600 VALLEY ROAD, WAYNE, N.J. 07470

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 1995

                            ------------------------
     The Annual Meeting of Stockholders of Union Camp Corporation will be held at Union Camp Corporation Headquarters, 1600 Valley Road, Wayne, New Jersey, on Tuesday, April 25, 1995, at 11:00 A.M., to consider and act upon the following:

          (1) The election of four directors to serve three-year terms;

          (2) The ratification of the appointment by the Board of Directors of Price Waterhouse LLP as independent accountants for the year 1995; and

          (3) Such other matters as may properly come before the meeting.

     Only stockholders of record at the close of business on March 3, 1995 are entitled to notice of, and to vote at, the meeting.

     Your attention is directed to the accompanying proxy statement.

                                          DIRK R. SOUTENDIJK
                                          Secretary

Wayne, New Jersey
March 20, 1995

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO UNITED STATES POSTAGE. THE PROXY IS REVOCABLE AND YOU MAY VOTE YOUR SHARES IN PERSON IF YOU ATTEND THE MEETING AND WISH TO DO SO.

                             UNION CAMP CORPORATION
                      1600 VALLEY ROAD, WAYNE, N.J. 07470

                        --------------------------------
                                PROXY STATEMENT
                        --------------------------------

                    ANNUAL MEETING OF STOCKHOLDERS FOR 1995

     The accompanying proxy is solicited by the Board of Directors of Union Camp Corporation (the 'Company') for use at the Annual Meeting of Stockholders to be held on Tuesday, April 25, 1995, and any adjournment thereof. Notice of Annual Meeting, proxy statement and proxy are being mailed to all stockholders on or about March 20, 1995. Proxies in the accompanying form which are properly executed will be voted and, if a choice is specified with respect to any matter to be acted upon, the shares will be voted in accordance with such specification. If a choice is not specified on such proxies, the shares will be voted in accordance with the recommendations of the Board of Directors as set forth on the accompanying proxy. Abstentions are counted for quorum purposes, but such a vote will not affect the determination of whether more votes have been cast in favor of a proposal than have been cast against it. A proxy may be revoked by the person giving it at any time before its exercise.

     The Board of Directors has fixed the close of business on March 3, 1995 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting. On March 3, 1995, 70,050,045 shares of Common Stock of the Company were outstanding. Each share is entitled to one vote on each matter presented for a vote at the annual meeting.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Company's Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in size as possible. Each year the directors of one class are elected to serve terms of three years.

     Four persons have been nominated by the Board for election as directors at the 1995 Annual Meeting to serve three year terms of office and until their successors are duly elected. The nominees will be elected if they receive a plurality of the votes cast by the shares entitled to vote at the Annual Meeting if a quorum (a majority of the votes entitled to be cast) is present. An abstention is counted for quorum purposes, but is not a vote cast.

     The nominees to Class II to serve terms expiring at the annual meeting of stockholders in 1998 are Jerry H. Ballengee, Ann D. McLaughlin, George J. Sella, Jr. and Ted D. Simmons. All of the nominees are currently Class II directors elected by the stockholders at the 1992 Annual Meeting.

     Votes (other than votes withheld) will be cast pursuant to the accompanying proxy for the election of the nominees listed unless, by reason of death or other unexpected occurrence, one or more of such nominees shall not be available for election, in which event it is intended that such votes will be cast for a substitute nominee or nominees designated by the Board of Directors or, if no substitute nominee or nominees are selected by the Board of Directors, to amend the Company's bylaws to reduce the membership of the Board of Directors by the number of such nominees who are not available for election, and to elect the nominees available for election. The Board of Directors has no reason to believe that any of the nominees listed will not be available for election as a director.

     The names of the directors and nominees, their ages, the years in which their terms of office will expire, their principal occupations during at least the past five years, other directorships held and certain other biographical information are set forth on the following pages.

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                   (CLASS II)

[PHOTO]
JERRY H. BALLENGEE
Mr. Ballengee, 57, was elected President and Chief Operating Officer of the Company in July 1994. He had been an Executive Vice President of the Company since November 1988 and prior to that he was a Senior Vice President of the Company. He has been a director of the Company since 1988.





[PHOTO]
ANN D. MCLAUGHLIN
Ms. McLaughlin, 53, is President of the Federal City Council, Washington, D.C. (a non-profit organization dedicated to improving the Nation's Capital) and Vice Chairman of the Aspen Institute (a non-profit organization assisting in formulating the policies of democratic institutions). From 1992 to 1993 she was President and Chief Executive Officer of New American Schools Development Corporation (a non-profit company engaged in educational reform). From 1989 to 1992, she was a Visiting Fellow, The Urban Institute (a research organization for social and economic issues). From 1987 to 1989, Ms. McLaughlin was Secretary of Labor, United States Department of Labor. From 1989 to 1990, Ms. McLaughlin was Chair, Presidential Commission on Aviation, Security and Terrorism. She was Undersecretary, United States Department of the Interior prior to March 1987. Ms. McLaughlin was a director of the Company in 1987, resigned to become United States Secretary of Labor and rejoined the Board of Directors in 1989. She is Chair of the Audit Committee and a member of the Public Issues Committee. She is a director of AMR Corporation, Federal National Mortgage Association, General Motors Corporation, Host Marriott Corporation, Kellogg Company, Nordstrom, Inc., Potomac Electric Power Company and Vulcan Materials Company.

[PHOTO]
GEORGE J. SELLA, JR.
Mr. Sella, 66, is the retired Chairman of the Board and Chief Executive Officer of American Cyanamid Company (a research-based biotechnology company) which positions he held from January 1991 until April 1993. Prior to January 1991, he was Chairman of the Board, President and Chief Executive Officer of American Cyanamid Company. He has been a director of the Company since 1985 and is Chair of the Pension Investment Committee and a member of the Personnel, Compensation and Nominating Committee. Mr. Sella is a director of Bush Boake Allen Inc., the Equitable Companies Incorporated and The Equitable Life Assurance Society of the United States.





[PHOTO]
TED D. SIMMONS
Mr. Simmons, 64, is Managing Director of Physical Facilities for the Church of Jesus Christ of Latter Day Saints. From April 1987 until January 1991 he was Vice Chairman of the Board of The Mutual Benefit Life Insurance Company.* Mr. Simmons has been a director of the Company since 1988 and is a member of the Personnel, Compensation and Nominating Committee, the Pension Investment Committee and the Public Issues Committee.


                         DIRECTORS CONTINUING IN OFFICE


[PHOTO]
GEORGE D. BUSBEE
Mr. Busbee, 67, is Of Counsel to the law firm of King & Spalding, Atlanta, Georgia.** He was a Senior Partner with King & Spalding from 1983 to 1993. Prior to January 1983, he was the Governor of the State of Georgia. Mr. Busbee has been a director of the Company since 1983 and is a member of the Audit Committee and the Public Issues Committee. He is a director of Delta Air Lines, Incorporated, Rose's Stores, Inc. and SHL Systemhouse, Inc.
Class III Director, Term Expires .................................. 1996

[PHOTO]
RAYMOND E. CARTLEDGE
Mr. Cartledge, 65, retired in June 1994 from the positions of Chairman of the Board and Chief Executive Officer of the Company. Mr. Cartledge has been a director of the Company since 1983, and is a member of the Pension Investment Committee and the Public Issues Committee. He is a director of Blount, Inc., Delta Air Lines, Incorporated, NationsBank, N.A., Savannah Foods & Industries, Inc. and Sun Company, Inc.
Class III Director, Term Expires .................................. 1996


[PHOTO]
SIR COLIN R. CORNESS
Sir Colin Corness, 63, is Chairman of the Board of Redland PLC (an international construction materials producer incorporated in the United Kingdom). Sir Colin has been appointed Chairman of Glaxo plc (an international pharmaceutical company) in anticipation of his intended retirement in May 1995 from his position as Chairman of Redland PLC. Prior to May 1991, he was Chairman of the Board and Chief Executive Officer of Redland PLC. Sir Colin has been a director of the Company since 1991 and is a member of the Audit Committee and the Pension
Investment  Committee.  He is  a director  of Redland  PLC, the  Bank of
England, Chubb Security plc, Glaxo plc, Nationwide Building Society, S.G. Warburg Group plc and Unitech plc.
Class I Director, Term Expires .................................... 1997





[PHOTO]
ROBERT D. KENNEDY
Mr. Kennedy, 62, is Chairman of the Board and Chief Executive Officer of Union Carbide Corporation (an international petrochemical corporation). He was Chairman of the Board, President and Chief Executive Officer of Union Carbide Corporation from December 1986 to May 1990. Mr. Kennedy has been a director of the Company since 1990 and is the Chair of the Personnel, Compensation and Nominating Committee. He is a Director of Union Carbide Corporation and Sun Company, Inc.
Class I Director, Term Expires .................................... 1997

[PHOTO]
GARY E. MACDOUGAL
Mr. MacDougal, 58, served as Chairman of the Board and Chief Executive Officer of Mark Controls Corporation (building and flow controls manufacturer) from November 1969 until May 1988. He is Chairman of the Governor's Task Force for Human Services Reform for the State of Illinois and a Trustee of the Annie Casey Foundation (for disadvantaged children). He was the General Director of the New York City Ballet from 1993 to 1994. Prior to March 1990, he was United States delegate and Alternate Representative to the United Nations. Mr. MacDougal has been a director of the Company since 1975 and is the Chair of the Public Issues Committee and a member of the Personnel, Compensation and Nominating Committee. He is a director of the Bulgarian-American Enterprise Fund, CBI Industries Inc. and United Parcel Service of America, Inc.
Class III Director, Term Expires .................................. 1996






[PHOTO]
W. CRAIG MCCLELLAND
Mr. McClelland, 60, was elected Chairman of the Board and Chief Executive Officer of the Company in July 1994. He had been President and Chief Operating Officer of the Company since December 1989. Previously, he was an Executive Vice President of the Company since November 1988. From September 1986 until November 1988, Mr. McClelland was a Director and Executive Vice President of International Paper Company and President and Chief Executive Officer of Hammermill Paper Company (a subsidiary of International Paper Company). Prior to September 1986, he was a Director and President and Chief Executive Officer of Hammermill Paper Company. Mr. McClelland has been a director of the Company since 1988. He is a director of Allegheny Ludlum Corporation, PNC Financial Corp. and Quaker State Corporation.
Class I Director, Term Expires .................................... 1997

[PHOTO]
JAMES T. MILLS
Mr. Mills, 71, is the retired President of The Conference Board, Inc. (an international business, economic and management research institution) with which he was associated from 1982 until 1988. Mr. Mills has been a director of the Company since 1979 and is a member of the Audit Committee and the Public Issues Committee.
Class III Director, Term Expires .................................. 1996




[PHOTO]
JAMES M. REED
Mr. Reed, 62, has been Vice Chairman of the Board and Chief Financial Officer of the Company since April 1993. Prior to that he was an Executive Vice President and the Chief Financial Officer of the Company since October 1985. He has been a director of the Company since 1989. Mr. Reed is a director of Bush Boake Allen Inc., the Bulgarian-American Enterprise Fund and Martin Marietta Materials, Inc.
Class I Director, Term Expires .................................... 1997

- ------------

 * Mr. Simmons retired as Vice Chairman of the Board of The Mutual Benefit Life Insurance Company ('MBL') in January 1991. Thereafter, in July 1991 MBL entered rehabilitation proceedings under New Jersey law.

** The Company retained the law firm of King & Spalding on several matters during 1994.

                       BOARD OF DIRECTORS AND COMMITTEES

     In 1994, the Board of Directors held seven meetings. Non-employee directors receive as compensation for serving on the Board, an annual fee of $17,500 plus shares of Company Common Stock awarded pursuant to the Stock Compensation Plan for Non-Employee Directors (the 'Stock Compensation Plan'). The Stock Compensation Plan provides that immediately after each annual meeting of stockholders, each director who is not an employee of the Company shall receive the number of whole shares of Company Common Stock provided in the Plan for that year, or if there is no provision in the Plan for that year, whole shares having a fair market value, at the time of the grant, of approximately $5,000. In no event may the fair market value of any annual grant of such stock exceed $40,000 for each non-employee director. The total number of shares of Company Common Stock that may be awarded under the Stock Compensation Plan is 150,000. During 1994 each non-employee director received 208 shares of Company Common Stock pursuant to the Stock Compensation Plan which had a fair market value of approximately $9,000 at the time such stock was granted. The Plan provides that each non-employee director shall receive for 1995 shares of Company Common Stock having a fair market value of approximately $9,000. Non-employee directors are also paid $1,500 for each meeting of the Board of Directors they attend, $750 for each committee meeting they attend and $1,000 per year for serving as the Chair of a committee.

     The Board of Directors has appointed an Audit Committee, a Personnel, Compensation and Nominating Committee, a Pension Investment Committee and a Public Issues Committee, which are composed of non-employee directors of the Company.

     The Audit  Committee held three meetings  during 1994. The Audit  Committee
(i) recommends to the Board of Directors the independent accountants to be appointed for the Company, (ii) meets with the independent accountants, the chief internal auditor and other corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audits of the independent accountants and internal auditors, (iii) reviews and reports on the results of such audits to the Board of Directors, (iv) submits to the Board of Directors its recommendations relating to financial reporting and accounting practices and policies and financial, accounting and operating controls and (v) considers the impact on the Company's financial statements or condition of any infraction of laws, regulations or policies, compliance oversight being the responsibility of the Public Issues Committee.

     The Personnel, Compensation and Nominating Committee held four meetings during 1994. The Personnel, Compensation and Nominating Committee (i) makes recommendations to the Board concerning the election of the Company's officers,
(ii) reviews the compensation plans and sets the compensation for officers of the Company, (iii) awards incentive compensation and bonuses to officers of the Company, (iv) administers the Company's stock option plans and awards options, restricted stock, stock appreciation rights and bonuses payable in stock and (v) recommends to the Board the members and the Chairs of Board Committees. The Personnel, Compensation and Nominating Committee also recommends to the Board candidates for election as directors, and will consider nominees recommended by stockholders. Such recommendations should be submitted in writing to the
Secretary of the Company with a description of the proposed nominee's qualifications and other relevant biographical information, and the nominee's consent to serve as a director.

     The Company's bylaws provide that any stockholder who wishes to nominate any person for election as a director at the annual meeting must give the Company's Secretary written notice of such intent at least sixty (60) days in advance of the date established in the bylaws as the day of the annual meeting (the last Tuesday in April of each year). Such notice must contain the information required by the bylaws including information regarding each person to be nominated as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the person been nominated by the Board of Directors.

     The Pension Investment Committee held two meetings during 1994. The Pension Investment Committee periodically reviews the activities of the management of the Company in supervising the investment of the Company's pension funds.

     The Public Issues Committee held three meetings during 1994. The Public Issues Committee, in its discretion (i) inquires into and reviews any matter involving the conduct of the Company's business which affects the public or in which the public has a strong interest, (ii) recommends policies and programs which further the interests of the Company to the Board and/or the Company's management, (iii) provides oversight with respect to the Company's compliance activities as to environmental, health and safety, employment and other legal standards of conduct, and (iv) reports to the Board on matters believed to be of significance to the Board.

     Non-employee directors may elect to defer for such period as they determine all or part of their directors' retainer and meeting fees in which case interest is earned on the deferred amounts at the rate equal to the average yield on 91 day U.S. Treasury bills for the preceding period of December 1 through November 30 compounded annually. Upon retirement from the Board of Directors, any director who is not an employee of the Company and who has completed five years of service as a non-employee director receives an annual retirement benefit equal to the sum of 50% of the director's annual retainer on the retirement date, plus 10% of such retainer multiplied by the number of the director's full years of service in excess of five but not in excess of ten years. Such retirement benefit is unfunded and is paid annually out of the Company's general assets until the total number of annual payments equals the number of the director's years of service. If the director dies before receiving all the retirement benefits he would have been entitled to receive had he lived, a lump sum death benefit equal to the present value of such annual retirement benefits remaining unpaid is payable to his beneficiary.

     Directors who are employees of the Company do not receive any additional compensation by reason of their membership on, or attendance at meetings of, the Board or Committees thereof.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the knowledge of the Company, and based on filings on Schedule 13G in February 1995 with the Securities and Exchange Commission, no person or group owned beneficially more than five percent of the outstanding Common Stock of the Company except:

 TITLE
   OF            NAME AND ADDRESS OF             AMOUNT AND NATURE OF     PERCENT OF
 CLASS             BENEFICIAL OWNER              BENEFICIAL OWNERSHIP       CLASS
- -------  ------------------------------------    --------------------     ----------

Common   Cooke & Bieler, Inc.                          4,102,894(1)            5.9%
         1700 Market Street
         Suite 3222
         Philadelphia, PA 19103

Common   Delaware Management Company, Inc.             4,897,390(2)            7.0%
         One Commerce Square
         Philadelphia, PA 19103

- ------------

(1) Cooke & Bieler, Inc., in its capacity as investment advisor, has sole voting power as to 3,165,800 shares of Company Common Stock and sole dispositive power as to 3,875,794 shares of Company Common Stock. It has no shared voting or dispositive power as to Company Common Stock.

(2) Delaware Management Company, Inc., in its capacity as investment advisor, has sole voting power as to 3,553,500 shares of Company Common Stock, shared voting power as to 34,900 shares of Company Common Stock and sole dispositive power as to 4,604,690 shares of Company Common Stock and shared dispositive power as to 292,700 shares of Company Common Stock.

                        SECURITY OWNERSHIP OF MANAGEMENT
                            AS OF DECEMBER 31, 1994

                                                          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
 TITLE                                           --------------------------------------------------------------
   OF                   NAME OF                   UNION CAMP       PERCENT       BUSH BOAKE ALLEN      PERCENT
 CLASS             BENEFICIAL OWNER              COMMON STOCK      OF CLASS    INC. COMMON STOCK(2)    OF CLASS
- -------  -------------------------------------   ------------      --------    --------------------    --------

Common   Jerry H. Ballengee...................       85,133(3)          *              - 0 -             *
Common   Russell W. Boekenheide...............       58,903             *                200             *
Common   George D. Busbee.....................        1,176             *              - 0 -             *
Common   Raymond E. Cartledge.................      213,237(3)(4)       *              5,000             *
Common   Sir Colin Corness....................        1,597             *              1,000             *
Common   Robert D. Kennedy....................        1,936             *              1,000             *
Common   Gary E. MacDougal....................        4,208             *              - 0 -             *
Common   W. Craig McClelland..................      104,735(3)          *              1,000             *
Common   Ann D. McLaughlin....................          987             *              - 0 -             *
Common   James T. Mills.......................        2,376             *              2,000             *
Common   James M. Reed........................       93,561(3)          *              5,000             *
Common   George J. Sella, Jr..................        1,876             *              3,500             *
Common   Ted D. Simmons.......................        2,076             *              1,000             *
Common   William H. Trice.....................       85,613(3)          *              7,000             *
Common   Directors and Executive Officers as a
           Group
           (19 Persons).......................      770,178(3)       1.1%             30,050             *

- ------------

* Less than one percent of the shares outstanding.

(1) As used in this proxy statement, 'beneficially owned' means the sole or shared power to direct the voting of a security or the sole or shared power to direct the disposition of a security.

(2) Union Camp Corporation is the beneficial owner of 68.4% of the outstanding common stock of Bush Boake Allen Inc. which went public in May 1994.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) The shares shown as beneficially owned include the number of shares of Company Common Stock that directors and executive officers had the right to acquire within 60 days after December 31, 1994 pursuant to unexercised options under the Company's stock option plans as follows: 65,685 shares for Mr. Ballengee, 46,885 shares for Mr. Boekenheide, 171,910 shares for Mr. Cartledge, 80,400 shares for Mr. McClelland, 66,885 shares for Mr. Reed, 65,385 for Mr. Trice and 593,590 for all directors and executive officers as a group (19 persons). The shares shown include restricted stock held by executive officers which become free of restrictions on sale over a period of five years from the date of grant as follows: 3,169 shares for Mr.
    Ballengee, 2,430 shares for Mr. Boekenheide, 4,223 shares for Mr. McClelland, 3,096 shares for Mr. Reed, 2,870 for Mr. Trice and 16,722 shares for all executive officers as a group.

(4) The shares of Common Stock shown as beneficially owned by Mr. Cartledge include 13,068 shares that are owned by his spouse as to which beneficial ownership is disclaimed.

                             EXECUTIVE COMPENSATION

     The following table shows information with respect to the annual and long-term compensation for services in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1994, 1993 and 1992 paid or accrued to the chief executive officer and the other most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG TERM
                                                                                          COMPENSATION AWARDS
                                                                                        ------------------------
                                                                                                      SECURITIES
                                                            ANNUAL COMPENSATION         RESTRICTED    UNDERLYING
                                                        ----------------------------      STOCK       OPTIONS &        ALL OTHER
             NAME AND PRINCIPAL POSITION                YEAR     SALARY     BONUS(1)    AWARDS(2)      SARS (#)     COMPENSATION(3)
- -----------------------------------------------------   ----    --------    --------    ----------    ----------    ---------------

W. Craig McClelland .................................   1994    $506,803    $458,200     $ 145,428      68,452          $55,048
  Chairman of the Board and Chief Executive Officer     1993    $449,933    $ 72,900     $  48,241      27,128          $22,980
                                                        1992    $453,453    $  - 0 -     $   - 0 -      23,000          $22,736
Jerry H. Ballengee ..................................   1994    $359,250    $274,600     $  99,057      37,664          $15,905
  President and Chief Operating Officer                 1993    $318,000    $ 18,600     $  36,107      16,993          $13,809
                                                        1992    $337,404    $  - 0 -     $   - 0 -      14,000          $12,470
Russell W. Boekenheide ..............................   1994    $261,500    $148,600     $  73,751      10,600          $18,414
  Senior Vice President                                 1993    $243,000    $ 32,900     $  27,559       7,750          $16,039
                                                        1992    $243,000    $  - 0 -     $   - 0 -       8,000          $15,617
Raymond E. Cartledge ................................   1994    $656,500    $379,574     $   - 0 -       - 0 -          $71,882
  Retired Chairman of the Board and Chief Executive     1993    $610,000    $128,400     $  69,217      53,032          $40,302
  Officer                                               1992    $610,000    $  - 0 -     $   - 0 -      39,000          $40,669
James M. Reed .......................................   1994    $341,000    $208,600     $  96,135      18,700          $20,982
  Vice Chairman and Chief Financial Officer             1993    $317,000    $ 84,200     $  35,960      16,919          $19,065
                                                        1992    $317,000    $  - 0 -     $   - 0 -      14,000          $16,828
William H. Trice ....................................   1994    $307,500    $170,300     $  86,946      13,900          $14,818
  Executive Vice President                              1993    $286,000    $ 92,400     $  32,423      12,829          $13,418
                                                        1992    $286,000    $  - 0 -     $   - 0 -      11,000          $13,091

- ------------

(1) Mr. Cartledge retired as Chairman of the Board and Chief Executive Officer on June 30, 1994. The amount shown as Mr. Cartledge's 1994 bonus is composed of a $293,100 cash award under the Annual Incentive Plan and 1,835 shares of Union Camp Common Stock with a fair market value of $86,474 as of January 31, 1995, the date of the award under the Policy Group Long-Term Incentive

                                              (footnotes continued on next page)

(footnotes continued from previous page)
    Plan. These awards represent fifty percent of the CEO level incentive under each plan because Mr. Cartledge served as CEO for one-half of 1994.

(2) The value of the restricted stock awards was determined by multiplying the closing price of the Company's Common Stock on the date of grant by the number of shares awarded. The restricted stock awards were granted on January 31, 1995 for fiscal year 1994 and January 24, 1994 for fiscal year 1993. As of December 31, 1994, the number of shares and the value of aggregate restricted stockholdings were as follows: 4,223 shares ($200,856) by Mr. McClelland; 3,169 shares ($150,726) by Mr. Ballengee; 2,430 shares ($115,577) by Mr. Boekenheide; no shares by Mr. Cartledge; 3,096 shares ($147,254) by Mr. Reed; and 2,870 shares ($136,504) by Mr. Trice. On January 31, 1995 restricted stock awards were made with respect to services rendered during 1994. As of January 31, 1995, the number of shares and the value of aggregate restricted stockholdings were as follows: 4,930 shares ($231,094) by Mr. McClelland; 3,496 shares ($163,875) by Mr. Ballengee; 2,632 shares ($123,375) by Mr. Boekenheide; no shares by Mr. Cartledge; 3,412 shares ($159,938) by Mr. Reed; and 3,098 shares ($145,219) by Mr. Trice. Each award becomes free of restrictions in equal installments over 5 years. The number of shares awarded was as follows: 982 for 1993 and 3,086 for 1994 to Mr. McClelland; 735 for 1993 and 2,102 for 1994 to Mr. Ballengee; 561 for 1993 and 1,565 for 1994 to Mr. Boekenheide; 732 for 1993 and 2,040 for 1994 to Mr. Reed; and 660 for 1993 and 1,845 for 1994 to Mr. Trice. Common Stock dividends are payable on restricted stock.

(3) The compensation reported represents (a) Company contributions under the Salaried Employees Savings and Investment Plan and related supplemental plan; (b) amounts imputed or credited to the named executive officer for premiums paid for group life insurance; (c) in the case of Mr. McClelland a reimbursement of $26,682 for taxes incurred in connection with the renewal of the Company's membership in a club used for business purposes; and (d) in the case of Mr. Cartledge, $17,000 in fees for attending Board of Directors' and committee meetings after his retirement from the positions of Chairman of the Board and CEO in June 1994. The Company contributions during 1994 pursuant to the Salaried Employees Savings and Investment Plan were as follows: $15,143 to Mr. McClelland; $7,185 to Mr. Ballengee; $7,845 to Mr. Boekenheide; $19,695 to Mr. Cartledge; $10,230 to Mr. Reed; and $9,225 to Mr. Trice. The amounts imputed or credited for life insurance premiums were as follows: $13,223 to Mr. McClelland; $8,720 to Mr. Ballengee; $10,569 to Mr. Boekenheide; $35,187 to Mr. Cartledge; $10,752 to Mr. Reed; and $5,593 to Mr. Trice.

                     OPTIONS AND STOCK APPRECIATION RIGHTS

     The following two tables summarize option grants to and exercises by the executive officers named in the Summary Compensation Table during 1994 and the value of the options and related stock appreciation rights held by them as of December 30, 1994.

                             OPTION GRANTS IN 1994

                                   INDIVIDUAL GRANTS
- ----------------------------------------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT ASSUMED
                               NUMBER OF       % OF TOTAL                                         ANNUAL RATES OF STOCK PRICE
                               SECURITIES       OPTIONS                                                  APPRECIATION
                               UNDERLYING      GRANTED TO     EXERCISE(2)                             FOR OPTION TERM(3)
                              OPTIONS/SARS    EMPLOYEES IN      OR BASE       EXPIRATION    ---------------------------------------
           NAME                GRANTED(1)     FISCAL 1994     PRICE ($/SH)       DATE       0%           5%(4)             10%(5)
           ----               ------------    ------------    ------------    ----------    ---        ----------        ----------

W. Craig McClelland........       12,952           2.2%         $45.4375        6/30/04     -0-        $  370,816        $  935,782
                                  55,500           9.5           45.00         11/28/04     -0-         1,573,425         3,971,025
Jerry H. Ballengee.........        6,564           1.1           45.4375        6/30/04     -0-           187,927           474,249
                                  31,100           5.3           45.00         11/28/04     -0-           881,685         2,225,205
Raymond E. Cartledge.......        - 0 -         - 0 -             --            --         -0-             - 0 -             - 0 -
Russell W. Boekenheide.....       10,600           1.8           45.00         11/28/04     -0-           300,510           758,430
James M. Reed..............       18,700           3.2           45.00         11/28/04     -0-           530,145         1,337,985
William H. Trice...........       13,900           2.4           45.00         11/28/04     -0-           394,065           994,545
- -----------------------------------------------------------------------------------------------------------------------------------

All Shareholders(6)........        N/A             N/A            N/A            N/A        -0-    $1,984,832,460    $5,009,339,067
All Optionees(7)...........      581,316           100%         $45.4375        6/30/04     -0-        16,485,773        41,606,821
                                                                 45.00         11/28/04
Optionees Gain as % of All
  Shareholders' Gain.......        N/A             N/A            N/A            N/A        N/A      Less than 1%      Less than 1%


- ------------

(1) An identical number of stock appreciation rights ('SARs') was granted in tandem with these options on July 1, 1994 and November 29, 1994. The options (and related SARs) become exercisable two years from the date of grant, i.e., on July 1, 1996 and November 29, 1996. The SARs include limited rights which permit the settlement of the SARs in cash, without regard to the date on which the option otherwise would be exercisable, upon the occurrence of certain change of control events.

(2) The exercise price is the fair market value of the underlying stock on the date of the option grant.

(3) The dollar amounts under these columns are the result of calculations at 0% and at the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of Union Camp's Common Stock.

(4) Union Camp Common Stock would be trading at (i) $74.07 per share for the values with respect to options granted on July 1, 1994 to be realizable and
    (ii) at $73.75 per share for the values with respect to the options granted on November 29, 1994 to be realizable, increases in stock price which would benefit all stockholders commensurately.

(5) Union Camp Common Stock would be trading at (i) $117.69 per share for the values with respect to options granted on July 1, 1994 to be realizable and
    (ii) at $116.55 per share for the values with respect to the options granted on November 29, 1994 to be realizable, increases in stock price which would benefit all stockholders commensurately.

(6) As of November 30, 1994, there were 70,011,727 shares of the Company's Common Stock outstanding. The calculations shown herein are based on the assumed rates of price appreciation, compounded annually, from the stock's fair market value of $45.00 on November 29, 1994 when the majority of the above options were granted.

(7) The amounts shown are based on the assumed rates of appreciation, compounded annually, from the stock's fair market value of (i) $45.4375 on July 1, 1994 for 19,516 options granted on that date and (ii) $45.00 on November 29, 1994 for 561,800 options granted on that date.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                      VALUE OF
                                                                                NUMBER OF           UNEXERCISED
                                                                               UNEXERCISED          IN-THE-MONEY
                                                                             OPTIONS/SARS AT      OPTIONS/SARS AT
                                                                               END OF 1994          END OF 1994
                                                                             ----------------    ------------------
                                           SHARES ACQUIRED       VALUE         EXERCISABLE/         EXERCISABLE/
                  NAME                       ON EXERCISE      REALIZED(1)    UNEXERCISABLE(2)     UNEXERCISABLE(1)
                  ----                     ---------------    -----------    ----------------    ------------------

W. Craig McClelland.....................        - 0 -          $   - 0 -        80,400/95,580    $  630,744/210,434
Jerry H. Ballengee......................        2,156            108,773        65,685/54,657       652,755/119,132
Russell W. Boekenheide..................        - 0 -              - 0 -        46,885/18,350       506,873/ 38,788
Raymond E. Cartledge....................        2,207            109,969       171,910/53,032     1,443,499/ 79,548
James M. Reed...........................        - 0 -              - 0 -        66,885/35,619       665,698/ 73,297
William H. Trice........................        3,000             81,938        65,385/26,729       690,480/ 54,862

- ------------

(1) Value is the difference between the market value of the Company's Common Stock on the date of exercise or December 30, 1994, i.e., $47.5625 per share, and the exercise price.

(2) Stock appreciation rights ('SARs') were granted in tandem with options and, therefore, the exercise of SARs reduces the number of shares subject to the related option.

                            REPORT OF THE PERSONNEL,
                     COMPENSATION AND NOMINATING COMMITTEE
                           ON EXECUTIVE COMPENSATION

THE COMMITTEE'S FUNCTION

     The Personnel, Compensation and Nominating Committee (the 'Committee') is composed entirely of independent, non-employee directors. The Committee reviews and approves each element of the Company's executive compensation program and assesses the effectiveness of the program as a whole. The Committee approves the salaries of the Company's Chief Executive Officer (the 'CEO') and its other executive officers, makes awards under the Executive Annual Incentive Plan and the Policy Group Long-Term Incentive Plan and grants stock options under the 1989 Stock Option and Stock Award Plan.

OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

     The executive compensation program is designed to: (a) attract, retain and motivate talented executives to work on behalf of shareholders, the Company's employees, customers and the communities within which the Company operates; (b) provide compensation at levels that are competitive with those provided in the various markets where Union Camp competes for executive resources; (c) place a significant portion of executive pay at risk; and (d) recognize and reward exceptional individual accomplishments. The Company's CEO participates in the same programs and receives compensation based on the same factors as the other executive officers.

     The Committee considered the deductibility of executive compensation  under
Section 162(m) of the Internal Revenue Code shortly after it was enacted in 1993. Under this provision, beginning in 1994 a publicly held corporation is not permitted to deduct compensation in excess of one million dollars per year paid to the CEO and the other executive officers named in the proxy statement except to the extent the compensation was paid under compensation plans meeting tax code requirements to be considered performance-based. At that time the Committee took steps to qualify compensation realized upon the exercise of stock options granted under the 1989 Stock Option and Stock Award Plan as performance-based pursuant to Section 162(m). The Committee also determined that, in reviewing the design of and administering the executive compensation program, the Committee will continue in the future to preserve the Company's tax deductions for executive compensation unless this goal conflicts with the primary objectives of the Company's compensation program or the amount of tax deduction lost is insignificant.

     The Committee also seeks an appropriate balance among program objectives. Particular attention is paid to the two key objectives discussed below.

     PROVIDING COMPETITIVE LEVELS OF COMPENSATION

     The Committee intends to provide the Company's CEO and its executives with total compensation that, at targeted levels of performance, according to an independent compensation consultant, is competitive with the average total compensation earned by executives who hold comparable positions or have similar qualifications in the paper and forest products industry and within general industry for companies of comparable size. The Company has historically used this comparable group which differs from and is larger than the peer group used in the Stock Performance Graph on page 16 because the Company feels the larger group better represents the market within which it competes for executive talent. To determine average competitive levels of base salary and target incentive compensation, the Committee regularly reviews information drawn from various sources, including proxy statements, industry surveys and independent compensation consultants. The Committee examines specific salary and target incentive recommendations for Union Camp's CEO and other officers, considering each position's relative content, accountability, scope of responsibility as well as the individual's performance and experience. While the targeted value of an executive's total compensation is set annually at average competitive levels, a large portion of a senior executive's compensation is at risk and will exceed or fall below the targeted levels depending on actual performance measured against predetermined objectives.

     ENSURING THAT INCENTIVE COMPENSATION VARIES WITH PERFORMANCE

     Union Camp's annual incentive plan is designed to ensure that incentive compensation is predictable with the financial and strategic performance of the Company and/or its business units as measured against predetermined objectives which are approved annually by the Committee. Awards paid under the Policy Group Long-Term Incentive Plan take into account the Company's long-term financial performance. Because the Company's incentive plans serve different purposes, they use different performance measures and periods.

OVERVIEW OF EXECUTIVE COMPENSATION AND 1994 COMMITTEE ACTIONS

     The Company's executive compensation program for its CEO, former CEO and the other four most highly compensated executive officers shown in the Summary Compensation Table (the 'named executive officers') has four principal elements: base salary, the Executive Annual Incentive Plan, the Policy Group Long-Term Incentive Plan and the Stock Option Plan. Following is an overview of each program element and what actions the Committee took in 1994.

BASE SALARY

     Base salaries are intended to be externally competitive and internally equitable and reflect an individual's sustained performance. Base salary levels are adjusted periodically based on an individual's performance and the external market. Base salaries are annually targeted at average base salary levels for similar positions in the paper and forest products industry and in general industry for companies of comparable size. Base salaries may be less than or exceed the targeted averages if warranted by sustained performance.

     1994 Action: Effective January 1, 1994, the base salaries of the CEO and the other named executive officers were increased 7.6%. The Committee noted that officers' base salaries had been frozen since November, 1990. The 7.6% increase was an amount recommended by the CEO to maintain internal equity and equaled the average salary increase given to non-officer, salaried employees during the period officer salaries were frozen plus the 1994 budgeted average salary increase for all salaried employees. The Committee also noted that, based on a report provided by its independent consultant, the base salaries of the CEO and the other named executive officers remained, following this increase, below the targeted average base salary levels for similar positions in the above-mentioned comparable group.

     Effective July 1, 1994, Mr. W. Craig McClelland was elected Chairman and CEO and received a promotional salary increase of 20.6%. The increase brought his base salary up to the minimum level of the competitive salary range recommended by an independent consultant. Future salary increases are expected to bring his salary to a fully competitive level. Effective July 1, 1994, Mr. Jerry Ballengee was elected President and COO and he received a promotional increase of 9.8%. The increase brought the new COO's salary up to the minimum level of the competitive salary range recommended by an independent consultant. Future salary increases are expected to bring his salary to a fully competitive level.

THE EXECUTIVE ANNUAL INCENTIVE PLAN

     The amount of the incentive targeted for the CEO and the named executive officers under the Executive Annual Incentive Plan is the average competitive annual incentive recommended by an independent compensation consultant. The recommended average is based on the annual incentive compensation paid to comparable positions by the comparable group referred to under the caption 'Providing competitive levels of compensation'. The incentive targeted assumes
(i) the Company and/or key business units will achieve their annual financial plans and (ii) the CEO and the named executive officers, as a group, achieve predetermined operating or strategic goals that are established as part of the Company's annual planning and budgetary process. At the beginning of each year the Committee reviews the operating or strategic goals established for the CEO and the named executive officers and the financial performance measures for the Company and its key business units. The plan focuses on both the attainment of the financial performance measures of the Company and its key business units and the achievement by the CEO and the named executive officers, as a group, of their predetermined operating or strategic goals. The Committee has the discretion to pay awards in cash or up to 50% in the Company's Common Stock.

     Executives' awards are tied to the financial performance measures most appropriate to their responsibilities. To reinforce the need for teamwork and focus attention on overall corporate objectives, each participant has a portion of his award tied to the financial performance measures for the Company as a whole, defined by earnings per share. While the portion of the award based on financial performance measures for Mr. McClelland, Mr. Cartledge and Mr. Boekenheide is determined solely by corporate earnings per share results, the other named executive officers have some of their awards based on financial performance measures linked to the performance of the key business units for which they are responsible.

     1994 Action: At the beginning of 1994 the Committee determined target incentives for the CEO and the named executive officers. Since the Company's 1994 earnings per share results (adjusted for unusual, unbudgeted gains and losses) exceeded the corporate financial performance measures established, the portion of the targeted incentive based on corporate financial performance measures was increased by 29.8%. The earnings results of the key business units varied significantly against the financial performance measures established. The named executive officers responsible for these key business units had their targeted incentives adjusted accordingly. In addition, at the beginning of 1994, the Committee established a number of specific operating and strategic goals which were weighted and which the CEO and the named executive officers had to accomplish as a team in order to receive the targeted awards after those target awards were adjusted for actual earnings results. The Committee regards the specific operating and strategic goals as competitively sensitive information. Since the CEO and named executive officers as a team exceeded these goals the Committee approved a further increase in their incentives. Therefore, the annual bonus payment shown in the Summary Compensation Table for Mr. McClelland represents 137.6% of his target incentives for 1994 which was adjusted to reflect a different level of responsibility after the first half of the year. Mr. Cartledge received half of the performance adjusted CEO target incentive because he retired from the positions of Chairman and CEO as of June 30, 1994. The annual bonus payment shown for the other named executive officers are different, reflecting the adjustments made on account of the earnings results of the key business units for which they are responsible.

THE POLICY GROUP LONG-TERM INCENTIVE PLAN

     Under the Policy Group Long-Term Incentive Plan, long term incentives are earned by the CEO and the other members of the Company's Policy Committee when the Company attains specific earnings and return on capital goals that are equally weighted and are determined, respectively, by an earnings forecasting formula and a return on capital ranking that must be in the upper half of a competitor group of 14 major paper and packaging companies. The competitor group differs and is larger than the nine companies in the peer group used in the Stock Performance Graph which, at selection, consisted of the companies in the Dow Jones Paper Group Index because the Company has historically compared its financial performance against this larger competitor group. Since 1990, awards earned under this plan are made in restricted shares of Common Stock that vest at a rate of 20% per year over 5 years. The objective of this plan is to focus senior management's attention on two critical factors affecting the Company's long term performance (earnings per share and return on capital) and reward them for making successful long term decisions. The value of these awards may vary considerably based on Union Camp's stock price performance.

     1994 Action: The Company's return on capital ranking among the group of 14 paper and packaging competitors was 8th place and not in the upper half of the group. Therefore, no award was granted to the CEO or other Policy Committee members under this provision of the Long-Term Incentive Plan. The Company's earnings per share for 1994 exceeded the Plan's forecasted target resulting in Mr. McClelland and the named executive officers each receiving an award equal to 26.2% of the amount of his annual base salary as in effect at the end of January 1995 when the awards were granted. These awards were granted in restricted stock which will vest 20% a year over the next five years except that Mr. Cartledge received half (13.1% of his base salary) of the award in the form of a stock grant in recognition of his serving as CEO for the first half of the year.

THE 1989 STOCK OPTION AND STOCK AWARD PLAN

     Stock options are the final element of the Company's compensation for its CEO and executive officers. Stock options are normally granted annually. The primary objective of issuing stock options is to encourage the CEO and the officers of the Company to maintain an equity interest in the Company and provide financial rewards linked to the future performance of the Company's Common Stock.

     1994 Action: Effective July 1, 1994, stock options were granted to Messrs. McClelland and Ballengee in recognition of their promotions to the positions of CEO and COO respectively. The amount of each grant equaled half the difference between the options they received in November 1993 for their then current positions and the options granted to the CEO and COO positions at that time.

     The starting point for the determination of stock option awards for each of the CEO and the named executive officers is the average competitive total compensation for comparable positions recommended by the independent compensation consultant (as discussed under the caption 'Providing competitive levels of compensation' on page 13). The Committee approved stock option grants in

November 1994 that were determined by offsetting the average competitive total compensation reported by the consultant by the CEO's and named executive officers' base salaries, and their Annual Incentive Plan and Long-Term Incentive Plan target awards. For this calculation, the expected present value of the stock option grants was determined by the independent consultant using a version of the Black-Scholes formula. The Committee expects to use the same methodology each year and does not consider the amount of stock options previously awarded because it considers stock options to be primarily compensatory. The stock options granted to the CEO and the other named executives during 1994 are shown in the Option Grants table.

SUMMARY

     The Company's emphasis on variable pay and the compensation programs' direct link to both short and long-term financial performance, as well as stock performance, tie executive pay to critical measures of corporate performance.

Robert D. Kennedy, Chair
Gary E. MacDougal
George J. Sella, Jr.
Ted D. Simmons

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return of Union Camp Common Stock, the S&P 500 Composite -- 500 Stock Index and an index of a peer group of paper companies, for the period of five years beginning December 29, 1989 and ending December 30, 1994 (assuming that the value of the investment in Union Camp Common Stock and each index was $100 on December 29, 1989 and that all dividends were reinvested). The peer group index is comprised of 9 medium to large sized companies whose primary business is the manufacture and sale of paper products. Peer group returns are weighted each year based on each company's market capitalization at the beginning of the year. The peer group comprises the common stocks of: Boise Cascade, Bowater, Champion International, Consolidated Papers, Federal Paper Board, P.H. Glatfelter, International Paper, Mead, and Westvaco.

                         5-YEAR CUMULATIVE SHAREHOLDER RETURNS

                                  [PERFORMANCE GRAPH]



      UNION CAMP        100        101       146        140      150        153
- -------------------------------------------------------------------------------

      S&P 500 COMPOSITE 100        97        126        136      150        152
- -------------------------------------------------------------------------------

      PEER GROUP        100        86        106        108      115        131
- -------------------------------------------------------------------------------
                      DEC. 89    DEC. 90    DEC. 91   DEC. 92  DEC. 93   DEC. 94

RETIREMENT PLANS

     The Retirement Plan for Salaried Employees is a defined benefit plan and is funded solely by Company contributions. The calculation of benefits under the Retirement Plan is based upon average earnings, which include salary, overtime and vacation payments, bonuses and incentive compensation received during the highest 60 consecutive months of the 120 months preceding retirement ('Final Average Earnings'). The amount of the retirement benefit provided to a participating employee under the Retirement Plan equals the product of the sum of 1.05% of the participating employee's Final Average Earnings plus .45% of those Final Average Earnings in excess of the average applicable Social Security wage base at the date of retirement, multiplied by the number of years of credited service of the employee with the Company or one of its participating subsidiaries. Benefits under the Retirement Plan are not subject to any deduction for Social Security benefits or other offset amounts. To the extent that retirement benefits payable exceed limitations imposed by the Internal Revenue Code of 1986, as amended (the 'Code'), with respect to payments from tax qualified trusts, such excess amounts will not be paid from a qualified trust fund but will be paid by the Company on an unfunded basis out of its general assets.

     The Company has adopted a Supplemental Retirement Income Plan for Executive Officers (the 'Plan') under which the Personnel, Compensation and Nominating Committee of the Board of Directors (the 'Committee') may from time to time designate certain executive officers as covered participants if such officers are (i) members of the Company's policy committee and/or (ii) hired at mid-career and responsible for a significant segment of the Company's business. The Plan currently covers eight policy committee members. The Plan provides for a minimum pension upon retirement at age 65 (or earlier with approval of the Committee) following at least 10 years of service of 40% of the participant's average annual earnings, which include salary, vacation payments and annual target bonus, during the highest 60 consecutive months of the 120 months preceding retirement ('Average Pension Compensation') which increases by 1 1/2% for each year of additional service up to a maximum of 55% of Average Pension Compensation after 20 years of service. Payments under the Plan will be reduced by (i) pensions under the Retirement Plan for Salaried Employees and the related Supplemental Retirement Plan, (ii) any other pensions which may be payable by other employers and (iii) one-half of the amount of primary Social Security benefits. If an officer engages in certain competitive activity after retirement, benefits under the Plan will terminate. The Plan provides that Mr. McClelland shall receive a minimum annual pension equal to the higher of the Plan's benefit or the sum of $22,400 plus any pension payable under the Retirement Plan for Salaried Employees and the related Supplemental Retirement Plan.

     The following table shows the approximate annual pensions payable under all the plans described to the executive officers named in the Summary Compensation Table assuming retirement at age 65, whose Average Pension Compensation and years of service at retirement would be in the classifications indicated. The amounts shown have not been reduced by any pension payable by another employer or Social Security benefits which are offsets to the pensions payable under the Supplemental Retirement Income Plan for Executive Officers.

                             APPROXIMATE ANNUAL PENSION AT AGE 65
  AVERAGE                              YEARS OF SERVICE
  PENSION        ------------------------------------------------------------
COMPENSATION        15           20           25           30           35
- ------------     --------     --------     --------     --------     --------

 $  400,000      $190,000     $220,000     $220,000     $220,000     $220,000
 $  500,000      $237,500     $275,000     $275,000     $275,000     $275,000
 $  600,000      $285,000     $330,000     $330,000     $330,000     $330,000
 $  700,000      $332,500     $385,000     $385,000     $385,000     $385,000
 $  800,000      $380,000     $440,000     $440,000     $440,000     $440,000
 $  900,000      $427,500     $495,000     $495,000     $495,000     $495,000
 $1,000,000      $475,000     $550,000     $550,000     $550,000     $550,000
 $1,100,000      $522,500     $605,000     $605,000     $605,000     $605,000
 $1,200,000      $570,000     $660,000     $660,000     $660,000     $660,000
 $1,300,000      $617,500     $715,000     $715,000     $715,000     $715,000

     The calculation of the amounts shown assumes that the employee remains in the service of the Company or one of its participating subsidiaries until age 65, that the retirement program is continued in its present form and that the individual receives the benefits in the form of a single life annuity. As of December 31, 1994, Messrs. Ballengee, Boekenheide, McClelland, Reed and Trice were credited with 13, 18, 6, 25 and 31 years of service, respectively, under the Retirement Plan, including credit for prior service with a subsidiary of the Company in the case of Mr. Reed. Upon his retirement in 1994, Mr. Cartledge was credited with 29 years of service under the retirement plans. The current compensation covered by the Plan is $551,750 for Mr. Ballengee; $367,500 for Mr. Boekenheide; $831,303 for Mr. McClelland; $491,000 for Mr. Reed; and $433,500 for Mr. Trice.

SEVERANCE ARRANGEMENTS

     The individuals named in the Summary Compensation Table and three other executive officers have executed individual severance agreements with the Company. Each agreement provides that if, during the two-year period following a 'change in control of the Company,' the Company terminates the executive's employment without 'cause' (other than for 'disability') or the executive terminates his employment for 'good reason' (as such terms are defined in the severance agreements), the executive will receive from the Company as a severance benefit a lump sum payment equal to two times the sum of such executive's annual salary and two times the amount of his normal bonus opportunity (as such term is defined in the severance agreements). An executive officer would also be entitled to continue to receive certain welfare insurance benefits for two years. The Company will also make an additional payment to the executive to ensure that the components of the severance benefit described above that are multiples of salary and bonus will not be subject to net reduction due to the imposition of excise taxes under section 4999 of the Code. The individual severance agreements provide for the distribution to the executives of their benefits under the Company's Supplemental Retirement Plan promptly following a 'change in control of the Company.' If a lump sum severance benefit becomes payable, each executive officer party to such an individual severance agreement shall receive an additional pension equal to the difference between (1) the pension he would have received under the Company's Retirement Plan for Salaried Employees (including any retirement benefits in excess of limitations imposed by the Code paid on an unfunded basis from the Company's general assets) if he were credited with two additional years of service under the Retirement Plan at an annual compensation in each such year equal to his annual salary and his normal annual bonus opportunity (as such terms are defined in the severance agreement), and (2) the pension actually payable to him under the Retirement Plan.

      PROPOSAL 2 -- RATIFLCATLON OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     Price Waterhouse LLP has been recommended by the Audit Committee and appointed by the Board of Directors, subject to ratification by the stockholders, to make an examination of the consolidated balance sheet of the Company and its consolidated subsidiaries as of December 31, 1995 and the related consolidated statements of income and cash flows for the year 1995, and for such other purposes incidental thereto as may be required. Price Waterhouse LLP has been the Company's independent accountants since 1977.

     The Company expects that a representative of Price Waterhouse LLP will be present at the meeting and will be available to respond to appropriate questions from stockholders. The representative of Price Waterhouse LLP will have an opportunity to make a statement at the meeting if he so desires.

                            SECTION 16(a) REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. All
Section 16(a) filing requirements applicable to the Company's directors and executive officers with respect to transactions during fiscal 1994 were complied with except that one sale transaction by Raymond E. Cartledge, a director, was reported on a Form 4 which was filed thirteen days late.

                                 OTHER MATTERS

     The Board of Directors has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. The Company's bylaws provide that stockholders who wish to propose the transaction of any business at the annual meeting must give the Company's Secretary written notice of such intent containing the information required by the bylaws at least sixty
(60) days in advance of the day established by the bylaws as the date of the annual meeting (the last Tuesday in April). However, if any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote said proxy in accordance with their judgment on such matters.

                             STOCKHOLDER PROPOSALS

     Any proposal of a stockholder for presentation at the 1996 Annual Meeting of the Stockholders of the Company must be received by the Company not later than November 21, 1995 for inclusion in the Company's 1996 Proxy Statement and Proxy.

                                    EXPENSES

     All expenses in connection with solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, certain directors, officers and regular employees of the Company may solicit the return of proxies in person and by telephone and other means of telecommunication. The Company has retained D.F. King & Co., Inc., 77 Water Street, New York, N.Y. 10005, to assist in the solicitation of proxies for which the Company will pay a fee of $10,500 and will reimburse brokers and other nominees for their expenses in forwarding soliciting material to beneficial owners of the stock held of record by such persons.

                                          By Order of the Board of Directors
                                          DIRK R. SOUTENDIJK
                                          Secretary

March 20, 1995

[LOGO]
                                        APPENDIX 1
                                        PROXY CARD

                                  UNION CAMP CORPORATION
              PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                                STOCKHOLDERS APRIL 25, 1995

                The undersigned hereby appoints W. CRAIG McCLELLAND, JAMES M. REED and DIRK R. SOUTENDIJK, and each of them, proxies, with power of substitution and revocation, to vote all Common Stock of UNION CAMP CORPORATION standing in the name of the undersigned at the annual meeting of stockholders of said corporation at Union Camp Corporation Headquarters, 1600 Valley Road, Wayne, New Jersey, on Tuesday, April 25, 1995 at 11:00 A.M., and any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon and in respect of the following matters and in their discretion for the transaction of such other business as may properly come before the meeting; all as set forth in the Proxy Statement dated March 20, 1995.

                SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE RATIFICATION OF INDEPENDENT ACCOUNTANTS, ALL AS REFERRED TO ON THE REVERSE SIDE.

                            (Continued, and to be SIGNED on the reverse side.)

                                            UNION CAMP CORPORATION
                                            P.O. BOX 11188
                                            NEW YORK, N.Y. 10203-0188

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' ITEMS 1 AND 2.




(1) Election of Directors  [x]  VOTE FOR all nominees listed below.  [x]  VOTE WITHHELD       [x]   EXCEPTIONS*
                                                                          from all nominees.        vote withheld from nominees (if
                                                                                                    any) whose names are written in
                                                                                                    the space provide below.


    Nominees: J. Ballengee, A. McLaughlin, G. Sella, Jr., and T. Simmons.

    *Exceptions .........................................................

(2) Ratification of appointment of independent accountants.

    FOR      [x]      AGAINST      [x]      ABSTAIN      [x]

Address Change
and/or Comments Mark Here   [x]

                                                                          Please sign exactly as your names appear. If Executor,
                                                                          Trustee, etc., give full title. If stock is registered
                                                                          in two names, both should sign.

                                                                          Dated: ----------------------------------------, 1995

                                                                          -----------------------------------------------------
                                                                                      Signature(s)

                                                                          -----------------------------------------------------
                                                                                      Signature(s)

                                                                                      VOTES MUST BE INDICATED
PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.     (X) IN BLACK OR BLUE INK.         [x]

                                  APPENDIX 2
                           LETTER TO PARTICIPANTS

Union Camp Corporation
1600 Valley Road
Wayne, NJ  07470
(201) 628-2000





March 20, 1995

TO:  PARTICIPANTS HAVING COMPANY STOCK ALLOCATED TO THEIR
     ACCOUNTS UNDER THE FOLLOWING PLANS:

     The  Union Camp Corporation Salaried Employees' Savings and Investment Plan

     The Union Camp Corporation Employees' Investment Plan

     The Union Camp Corporation Employees' Savings and Investment Plan

     The Union Camp Corporation Franklin Employee Investment Plan

     The  Union  Camp Corporation Prattville Employee Investment Plan

     The Union Camp Corporation Savannah Employee Investment Plan and

     The Puerto Rico Container Company Employees' Savings Plan

Enclosed is a copy of Union Camp Corporation's 1994 Annual Report and a copy of the Notice of the 1995 Annual Meeting and Proxy
Statement, together with a Confidential Voting Instructions form.

You are entitled to direct Bankers Trust Company, as Trustee of each of the plans referred to above, how to vote the shares of Union Camp Common Stock allocated to your plan account. Please date, mark as appropriate and sign the enclosed Confidential Voting Instructions form and return it in the enclosed envelope to Bankers Trust Company, P.O. Box 500, Elizabeth, New Jersey 07207-9870. Bankers Trust Company will vote the shares in your account as you direct. If you do not return the enclosed Confidential Voting Instructions form, your shares will be voted in the same proportions as shares are actually voted in either
(i) the Salaried Employees' Savings and Investment Plan, if you are a participant in that plan, or (ii) the other plans.

YOUR  VOTE  IS IMPORTANT.  PLEASE COMPLETE AND RETURN THE  VOTING
INSTRUCTIONS FORM TO BANKERS TRUST COMPANY AS SOON AS POSSIBLE.

Very truly yours,



Dirk R. Soutendijk
Secretary

                                  APPENDIX 3
                               REMINDER LETTER

Union Camp Corporation
1600 Valley Road
Wayne, NJ  07470
(201) 628-2000



                              April 10, 1995



                      A REMINDER!



Dear Shareholder:

      You have previously received proxy materials in connection with the upcoming Annual Meeting of Union
Camp Corporation to be held on April 25, 1995.

      According to our latest records, your proxy for this meeting has not been received. Regardless of the number of shares you own, it is important they be represented at this meeting.

      Since the time remaining is short, we strongly urge you to sign, date and mail the enclosed proxy card promptly in the envelope provided. If you have already mailed your proxy, please disregard this request and accept our thanks.

                              Sincerely,




                              Dirk R. Soutendijk
                              Secretary